EXHIBIT 10.1

RM Enterprises International, Inc.

February 28, 2010

Spongetech Delivery Systems, Inc.
43 West 33rd Street, Suite 600
New York, New York 10001

Re:           Amendment to Stock Repurchase Rights Letter Agreement

Dear Sirs:

Reference is made to the Stock Repurchase Rights Letter Agreement executed on July 24, 2008 (the “Agreement”), by and between Spongetech Delivery Systems, Inc. (“Spongetech”) and RM Enterprises International, Inc. (“RM Enterprises”) in connection with the grant by RM Enterprises to Spongetech of the right to repurchase certain shares of common stock of Spongetech owned by RM Enterprises.

This will confirm the agreement between Spongetech and RM Enterprises to amend the Agreement, for good and valuable consideration, to extend the date by which such repurchase rights may be exercised by Spongetech to August 31, 2011.

Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

This amendment shall be governed by New York law and may be executed by fax or .pdf and in counterparts.

Please confirm your agreement with the foregoing by executing and returning to us a copy of this letter, which thereupon will become a binding agreement between us.

Very truly yours, RM ENTERPRISES INTERNATIONAL, INC.

By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer

Acknowledged, Confirmed and Agreed to: SPONGETECH DELIVERY SYSTEMS, INC.

By:	/s/ Michael L. Metter
Michael L. Metter
President